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                                                                  EXHIBIT 99.11B

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, to the incorporation by reference therein of our report dated July 15, 1997 on the financial statements and financial highlights of the Excelsior Institutional Bond Index Fund, a portfolio of Excelsior Institutional Trust, and to the incorporation by reference therein of our report dated July 15, 1997 on the financial statements and financial highlights of the Bond Index Portfolio, a series of Federated Investment Portfolios, in Post-Effective Amendment Number 15 to the Registration Statement (Reg. Nos. 33-78264/811-8490) of Excelsior Institutional Trust.


                                     /s/Ernst & Young LLP
                                     --------------------
                                     ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
September 25, 1997